Exhibit 99.1

THOR Industries Announces Pricing Of Upsized Senior Notes Offering

ELKHART, Ind., Oct. 6, 2021 /PRNewswire/ -- THOR Industries, Inc. (NYSE: THO) ("Company" or "THOR") announced today the pricing of its offering of $500 million aggregate principal amount of 4.000% Senior Unsecured Notes due 2029 (the "Notes"). The offering size was increased from the previously announced offering size of $400 million aggregate principal amount of notes. The Notes will mature on October 15, 2029.

The offering is expected to close on October 14, 2021, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering, together with cash on hand, to repay a portion of the borrowings outstanding on its asset based revolving credit facility and pay certain transaction expenses.

The Notes will rank equally in right of payment with all of THOR's existing and future senior indebtedness and senior to THOR's future subordinated indebtedness. The Notes will be effectively junior in right of payment to THOR's existing and future secured indebtedness to the extent of the assets securing such indebtedness.

The Notes and related guarantees will be offered only to persons believed to be qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes, and there will not be any sale of the Notes, in any jurisdiction in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About THOR Industries, Inc.
THOR Industries is the sole owner of operating subsidiaries that, combined, represent the world's largest manufacturer of recreational vehicles.

Forward-Looking Statements
This release includes certain statements that are "forward-looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made based on management's current expectations and beliefs regarding future and anticipated developments and their effects upon THOR, and inherently involve uncertainties and risks. These forward-looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others: the extent and impact from the continuation of the COVID-19 pandemic, along with the responses to contain the spread of the virus, or its variants, by various governmental entities or other actors, which may have negative effects on retail customer demand, our independent dealers, our supply chain, our labor force, our production or other aspects of our business; the ability to ramp production up or down quickly in response to rapid changes in demand while also managing costs and market share; the effect of raw material and commodity price fluctuations, and/or raw material, commodity or chassis supply constraints; the dependence on a small group of suppliers for certain components used in production; the level and magnitude of warranty and recall claims incurred; the ability of our suppliers to financially support any defects in their products; legislative, regulatory and tax law and/or policy developments including their potential impact on our dealers and their retail customers or on our suppliers; the costs of compliance with governmental regulation; public perception of and the costs related to environmental, social and governance matters; legal and compliance issues including those that may arise in conjunction with recently completed transactions; lower consumer confidence and the level of discretionary consumer spending; interest rate fluctuations and their potential impact on the general economy and, specifically, on our dealers and consumers; the impact of exchange rate fluctuations; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers; management changes; the success of new and existing products and services; the ability to maintain strong brands and develop innovative products that meet consumer demands; the ability to efficiently utilize existing production facilities; changes in consumer preferences; the risks associated with acquisitions, including: the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions and our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production and increasing labor costs to attract production personnel in times of high demand; the loss or reduction of sales to key dealers; disruption of the delivery of units to dealers; increasing costs for freight and transportation; asset impairment charges; competition; the impact of potential losses under repurchase agreements; the potential impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market and political conditions in the various countries in which our products are produced and/or sold; the impact of changing emissions and other related climate change regulations in the various jurisdictions in which our products are produced, used and/or sold; changes to our investment and capital allocation strategies or other facets of our strategic plan; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact
Mark Trinske, Vice President of Investor Relations
mtrinske@thorindustries.com
(574) 970-7912